EXHIBIT 99.1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 AMENDMENT NO. 1
                                 CURRENT REPORT
                                   FORM 8-K/A

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                 DATE OF REPORT
                                  June 23, 1999

                                BANK UNITED CORP.
             (Exact name of registrant as specified in its charter)

          DELAWARE                        0-21017                13-3528556
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
 incorporation or organization)                              Identification No.)

    3200 SOUTHWEST FREEWAY, SUITE 2600
              HOUSTON, TEXAS                                       77027
 (Address of principal executive offices)                        (Zip Code)

       Registrant's telephone number, including area code: (713) 543-6500

                                       N/A
          (Former name or former address, if changed since last report)

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                                BANK UNITED CORP.

ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANTS

     On June 3, 1999, the Audit Committee of the Board of Directors of Bank United Corp. (the "Company") recommended, and the Company's Board of Directors approved the engagement of the independent certified public accounting firm of KPMG LLP ("KPMG") to audit the consolidated financial statements of the Company for the year ending September 30, 1999. Deloitte & Touche LLP ("Deloitte"), the Company's former independent auditors, was dismissed on June 3, 1999.

     Deloitte's report on the financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the Company's two most recent fiscal years and any subsequent interim period preceding such change in accountants, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the matter in their report.

     During the Company's two most recent fiscal years and any subsequent interim period preceding such change in accountants, Deloitte did not advise the Company with respect to any of the matters listed in paragraphs (a) (1) (v) (A) through (D) of Item 304 of Regulation S-K.

     The Company has not consulted with KPMG during the two most recent fiscal years or any subsequent interim period preceding the engagement of KPMG relating to the application of accounting principles to a specified transaction, or the type of opinion KPMG might render on the Company's financial statements.

     The Company has provided Deloitte with a copy of the foregoing disclosures and has requested in writing that Deloitte furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Deloitte agrees with the above statements. Such letter is attached as Exhibit 16.1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) Not applicable.

     (b) Not applicable.

     (c) Exhibit 16.1 Letter from Deloitte & Touche LLP to the Securities and Exchange Commission.


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                                BANK UNITED CORP.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


DATE  JUNE 23, 1999                    /s/ BARRY C. BURKHOLDER
                                           Barry C. Burkholder,
                                           President and Chief Executive Officer

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                                  June 23, 1999


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read and agree with the comments in Item 4 of Amendment No. 1 to Form 8-K/A of Bank United Corp. dated June 23, 1999.



                                          Truly yours,

                                          /s/ DELOITTE & TOUCHE LLP
                                              Deloitte & Touche LLP
                                              Houston, Texas